Exhibit 5.1


                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                                 (202) 637-5910


                                 April 21, 2000



Board of Directors
Cysive, Inc.
10780 Parkridge Blvd.
Reston, Virginia  20191

Ladies and Gentlemen:

                  We are acting as counsel to Cysive, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to up to 1,125,000 newly issued shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable in connection with the Company's Employee Stock Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as amended by the Certificate of Merger, as certified by the Secretary of the State of the State of Delaware on April 20, 2000 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.
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Board of Directors
Cysive, Inc.
April 21, 2000
Page 2


                  4. Resolutions of the Board of Directors of Cysive, Inc., a Virginia corporation ("Cysive-Virginia") to which the Company is the successor entity pursuant to a merger of Cysive-Virginia with and into the Company, adopted by unanimous written consent on September 1, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, approving and adopting the Plan.

                  5. The Merger Agreement, dated September 24, 1999, by and among Cysive-Virginia and the Company pursuant to which Cysive-Virginia merged with and into the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  6. A copy of the Plan, as certified by the Secretary of the Company as being complete, accurate, and in effect.

                  7. A certificate of the Secretary of the Company, dated as of the date hereof, as to certain facts relating to the capitalization of the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

Board of Directors
Cysive, Inc.
April 21, 2000
Page 3


                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                              Very truly yours,

                                              /s/ Hogan & Hartson L.L.P.

                                              HOGAN & HARTSON L.L.P.